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                                                                    Exhibit 10.8

                         APPLIED SCIENCE FICTION, INC.

                             EMPLOYMENT AGREEMENT

     This Employment Agreement ("Agreement") is made by and between Applied Science Fiction, Inc. (the "Company"), and Dan Sullivan ("Executive") as of November 15, 1999.

     1.   Duties and Scope of Employment.
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               (a)  Positions, Employment Commencement Date, Duties. Executive's
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employment with the COmpany pursuant to this Agreement shall commence on
November 15, 1999 (the "Employment Commencement Date"). As of the Employment Commencement Date, the Company shall employ Executive as the Executive Vice President, Intellectual Property Strategy and Administration of the Company. The period of Executive's employment with the Company is referred to herein as the "Employment Term." During the Employment Term, Executive shall render such business and professional services in the performance of his duties, consistent with Executive's position within the Company, as shall reasonably be assigned to him by the Chief Executive Officer.

               (b)  Employment Term. The Employment Term is originally for a
                    ---------------
period of one year from the Employment Commencement Date. The Employment Term will automatically be extended an additional year at November 15, 2000 and all subsequent employment commencement anniversary dates unless Executive is notified in writing by the Company of its intent not to extend the Employment Term and such notification occurs thirty (30) days prior to the end of the Employment Term and any extensions thereto provided that the Executive is an employee of the Company at that time. Notwithstanding the foregoing, the Employment Term and/or the employment relationship between Executive and the Company may be terminated at any time by either party in accordance with provisions of Paragraph 3.

               (c)  Obligations. During the Employment Term and any extensions
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thereto, Executive shall devote all of his full business efforts and time to the
Company. Executive agrees, during the Employment Term, not to actively engage in any other employment, occupation or consulting activity (a) in any field related to the Company's line of business, or (b) in a position that requires significant time commitment, without first informing the Company of such potential employment or activity and receiving the Company's approval. Notwithstanding the above, Executive shall be free to participate in community and charitable activities to the extent such activities do not interfere with Executive's duties and responsibilities to the Company. Lack of objection by the Company regarding any particular outside activities does not in any way reduce the Executive's obligations under this Agreement.

     2.   Employee Benefits.
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               (a)  General. During the Employment Term, Executive shall be
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eligible to participate in the employee benefit plans maintained by the Company that are applicable to other senior
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management to the full extent provided for under those plans. The terms of the employee benefit plans may, from time to time, change without advance notice or without cause.

          If Executive does not elect coverage under the Company's medical benefits plan, the Company shall reimburse Executive for the reasonable costs of medical insurance premiums paid for by Executive for he and his spouse in excess of the amount Executive would be required to pay had he elected coverage for he and his spouse under the Company's medical benefits plan. The alternate medical plan will be selected by the Executive and approved by the Company within 90 days of date of employment. The medical benefit provision shall remain in force until cancelled by Executive. In the event that the current provider of the medical insurance plan ceases operation or discontinues operations in the area where the Executive currently resides, the Executive will select an equivalent plan with approval of the Company. The Company will not withhold reasonable approval of such a plan change.

          Upon termination of employment, the Company may, at its sole discretion, estimate the future value of continuing the current medical benefits plan and compensate Executive for the net present value of the future medical benefits plan in the form of a lump sum or annuity payment on behalf of the Executive.

          (b)  Relocation Expense Reimbursement. If Executive chooses to
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relocate his principal residence closer to the Company's offices prior to
November 15, 2001 the Company will reimburse Executive for the following reasonable costs:

                 (i) Transaction costs associated with buying Executive's new residence (closing costs, inspections, title insurance, brokerage and related fees, etc.)

                 (ii) Transaction costs associated with selling Executive's old residence (closing costs, inspections, title insurance, brokerage and related fees, etc.)

                 (iii) Moving household furnishings and personal effects.

          (c)  Expenses. Executive's principal office will be in Austin, Texas.
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For the period November 15, 1999 through November 15, 2001, the Company will pay the following expenses in connection with Executive's work in the principal office:

                 (i) Executive's reasonable living expenses in Austin, Texas not to exceed $2,000.00 per month.

                 (ii) Executive's reasonable travel expenses between Austin, and Connecticut.

                 (iii) Executive's spouse's travel expenses between Austin,
                       Texas and Connecticut.

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     Executive will be fully grossed-up by the Company for any imputed income required to be recognized with respect to this reimbursement so that the economic effect to Executive, after taking into account any tax deductions available to Executive, is the same as if this reimbursement was provided to Executive on a non-taxable basis.

               (d) Executive will accrue 160 hours of vacation per annum on a ratable basis. Executive may accumulate a maximum of 200 vacation hours at any time. Vacation will not accrue after the 200-hour vacation limit has been reached. Upon termination of Executive's employment with the Company for any reason, Executive shall not be entitled to pay for any accrued and unused vacation hours.

     3.   At-Will Employment. Executive and the Company understand and
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acknowledge and agree that Executive's employment with the Company constitutes
"at-will" employment. Subject to the Company providing severance benefits as specified herein this Agreement, Executive and the Company understand, acknowledge and agree that the employment relationship between Executive and the Company may be terminated at any time, upon written notice to the other party, with or without cause, at the option either of the Company's Board of Directors or Compensation Committee of the Board of Directors or Executive.

     4.   Compensation.
          ------------

               (a)  Base Salary. While employed by the Company, the Company
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shall pay the Executive as compensation for his services a base salary at the annualized rate of $200,000.00 (the "Base Salary"). The Compensation Committee of the Company's Board shall review the Base Salary at least annually, and after such review may increase, but not decrease, the Base Salary. The Base Salary shall be paid periodically in accordance with normal Company payroll practices and subject to the usual, applicable withholdings.

               (b)  Bonuses. Beginning for the year ended December 31, 2000, and
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for all subsequent fiscal years, Executive shall be eligible for a target bonus equal to 40% of Base Salary for the fiscal year (the "Target Bonus") (with a greater payment based on achievement in excess of the target milestones) based upon performance criteria established at the discretion of and approved by the Compensation Committee of the Board of Directors or the Chief Executive Officer; provided, however, that the payment of any such annual bonus shall be subject to Executive's employment with the Company on May 31 of the fiscal year to which that bonus relates, and such payment will be prorated based on the number of days of such fiscal year the Executive was employed with the Company at the date Executive's employment with the Company is terminated for any reason except for "Cause" as defined in 4(d) below. If Executive's employment with the Company is terminated with "Cause" (as defined in Paragraph 4(d) below), then Executive is not eligible for payment of any bonuses and/or Target Bonuses.

               (c)  Equity Compensation. Employment-Based Vesting Stock Option.
                    -------------------
Executive shall receive a stock option to purchase a total of 185,000 shares of Company common stock with a per share exercise price of $3.50 per share (the "Employment-Based Stock Option"). The Employment-Based Stock Option shall be for a term of ten years (or shorter upon termination of

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employment with the Company) and shall be vested with respect to 25% of the total grant as of the first anniversary of the Employment Commencement Date and shall thereafter vest at the rate of 1/48/th/ of the total grant per month at each of the following 36 monthly anniversary dates so as to be 100% vested on the fourth year anniversary thereof, conditioned upon Executive's continued employment with the Company as of each vesting date. This option grant is in all respects subject to the terms, definitions and provisions of the Company's 1995 Stock Option/Stock Issuance Plan (the "Stock Plan") and the standard form of stock option agreement thereunder to be entered into by and between Executive and the Company (the "Employment-Based Option Agreement"). The Stock Plan and Employment-Based Option Agreement are incorporated by reference for all purposes as if fully set forth at length herein.

               Severance. If the Executive is involuntarily terminated by the
               ---------
Company at any time without "Cause" as defined below, then promptly following such termination, the Company shall pay or provide to Executive liquidated damages as follows: (i) Executive shall receive a lump sum payment equal to the Executive's Base Salary, less applicable withholding, and (ii) the unvested portion of Executive's Employment-Based Stock Option that would be vested on next succeeding November 15 after the date of such termination shall be vested. Executive acknowledges and agrees that the payments set forth in this Paragraph, are a reasonable estimate of damages to Executive and that this amount is not a penalty. For purposes of this Agreement, "Cause" means fraud or intentional misconduct, which is materially harmful to the Company.

               (e)  Subsequent Awards. During the Employment Term, Executive
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shall be eligible to receive stock and stock option grants, as determined by and at the sole discretion of the Compensation Committee of the Board of Directors.


     4.   Confidential and/or Proprietary Information.
          -------------------------------------------

               (a) At the beginning and throughout Executive's employment with the Company, he will receive certain sensitive, proprietary, trade secret and/or confidential information about the Company. Executive agrees that his employment creates a relationship of confidence and trust with the Company with respect to such proprietary, trade secret and/or confidential information of the Company. Executive further agrees to enter into the Company's Proprietary Information Agreement ("Proprietary Information Agreement") at the commencement of his employment. Executive further agrees that during his employment and at all times after termination of his employment, Executive will keep in confidence and trust all proprietary, trade secret and/or confidential information of the Company without the written consent of the Company, except as may be necessary in the ordinary course of performing Executive's duties to the Company.

               (b) In consideration of the covenants of the Company in this Agreement, the receipt by Executive of proprietary, trade secret and/or confidential information of the company, and other good and valuable consideration, Executive acknowledges and agrees as follows: At any time within one year

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               after separation of Executive's employment with the Company for any reason, Executive, without the Company's written consent, directly or indirectly, alone or as a partner, joint venture, officer, director, employee, consultant, agent or stockholder (other than a less than 5% stockholder of a publicly traded Company) will not (except as explicitly allowed through a written consent from the Company's Board of Directors) (i) knowingly engage in any activity which is in competition with the business and/or the specific products, technologies and/or services of the Company, as existed at the Company at the date of termination;
               (ii) knowingly solicit any of the Company's employees or customers, (iii) knowingly hire any of the Company's employees or consultants in an unlawful manner or solicit for hire or actively encourage employees or consultants to leave the Company; and/or
               (iv) otherwise knowingly breach Executive's confidential information obligations as set forth in his Proprietary Information Agreement with the Company. Should Executive engage in any conduct listed above, then: (1) Executive's stock options, to the extent, unexercised, and notwithstanding any provision in this employment Agreement to the contrary, shall immediately terminate, cease to be exercisable and expire effective the date on which the Executive enters into such activity, unless this stock option is terminated sooner for any other reason. (2) With respect to any portion of Executive's stock options or related shares exercised or sold during the period beginning one year prior to the Executive's termination and ending two years after Executive's termination, any gain represented by the Fair Market Value on the date of exercise price multiplied by the number of shares Executive sold or exercised, without regard to any subsequent market price increase or decrease, shall be paid by Executive to the Company.

          By accepting and executing this Agreement, Executive agrees and acknowledges that the provisions of this section are reasonably necessary to protect the Company's proprietary, trade secret and/or confidential information, legitimate business interests and goodwill. Executive further agrees that the restrictions as to duration, geographic area, and scope of activity in this section are reasonably necessary for the protection of the Company's proprietary, trade secret and/or confidential information, legitimate business interest and goodwill and are not oppressive or injurious to the public interest. Executive further agrees that if the scope of any of the restrictions is too broad to permit enforcement to its full extent, then such restriction shall be enforced to the maximum extent permitted by law, and the Executive hereby agrees that such scope may be judicially modified accordingly in any proceeding to enforce such restriction. The Company shall be entitled to injunctive relief against Executive's activities in the event of a breach or threatened breach of any of the provisions in this section to the extent allowed by law.

     5. Severability. In the event that any provision or covenant hereof becomes
        ------------
or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall

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continue in full force and effect without said provision and the existence of such unenforceable provision shall not constitute a defense to the enforcement of the remainder of this Agreement.

     6.   Entire Agreement. This Agreement, the Stock Plan, the Employment-Based
          ----------------
Option Agreement and the Proprietary Information Agreement constitute the entire agreement and understanding between the Company and Executive concerning Executive's employment relationship with the Company, and supersede and replace any and all prior or contemporaneous verbal or written agreements and understandings concerning Executive's employment relationship with the Company. This Agreement may only be modified by writing signed by all parties to this Agreement.

     7.   Arbitration and Equitable Relief.
          --------------------------------

          (a) Except as provided in Section 8(d) below, Executive agrees that any dispute or controversy arising out of, relating to, or in connection with this Agreement, the interpretation, validity, construction, performance, breach, or termination of this Agreement, and/or the employment relationship between the Company and Executive, shall be settled by arbitration to be held in Travis County, Texas, pursuant to the Federal Arbitration Act and in accordance with the National Rules for the Resolution of Employment Disputes then in effect of the American Arbitration Association (the "Rules"). The arbitrator may grant injunctions or other relief in such dispute or controversy. The decision of the arbitrator shall be final, conclusive and binding on the parties to the arbitration. Judgement may be entered on the arbitrator's decision in any court having jurisdiction.

          (b) The arbitrator shall apply Texas law to the merits of any dispute or claim, without reference to rules of conflict of law. The arbitration proceedings shall be governed by the Federal Arbitration Act, federal arbitration law and the Rules, without reference to state arbitration law. Executive hereby expressly consents to the personal jurisdiction of the state and federal courts located in Travis County, Texas for any action or proceedings arising from or relating to this Agreement and/or relating to any arbitration in which the parties are participants.

          (c)  The Company shall pay the costs and expenses of such arbitration.

          (d) Executive understands that nothing in Section 8 modifies Executive's at-will status. The employment relationship between Executive and the Company may be terminated at any time, upon written notice to the other party, with or without cause, at the option either of the Company or the Executive.

          (e) EXECUTIVE HAS READ AND UNDERSTANDS SECTION 8, WHICH DISCUSSES ARBITRATION, EXECUTIVE UNDERSTANDS THAT BY SIGNING THIS AGREEMENT, EXECUTIVE AGREES TO SUBMIT ANY FUTURE CLAIMS ARISING OUT OF, RELATING TO, OR IN CONNECTION WITH THIS AGREEMENT, OR THE INTERPRETATION, VALIDITY, CONSTRUCTION, PERFORMANCE, BREACH, OR TERMINATION THEREOF TO BINDING ARBITRATION, AND THAT THIS ARBITRATION CLAUSE CONSTITUTES AN EXPRESS WAIVER OF EXECUTIVE'S RIGHT TO A JURY TRIAL AND RELATES TO THE RESOLUTION OF ALL DISPUTES RELATING TO ALL

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ASPECTS OF THE EMPLOYMENT RELATIONSHIP BETWEEN THE COMPANY AND EXECUTIVE,
INCLUDING BUT NOT LIMITED TO, THE FOLLOWING CLAIMS:

               (i) ANY AND ALL CLAIMS FOR WRONGFUL DISCHARGE OF EMPLOYMENT; BREACH OF CONTRACT, BOTH EXPRESS AND IMPLIED; BREACH OF THE COVENANT OF GOOD FAITH AND FAIR DEALING, BOTH EXPRESS AND IMPLIED; NEGLIGENT OR INTENTIONAL INFLICTION OF EMOTIONAL DISTRESS; NEGLIGENT OR INTENTIONAL MISREPRESENTATION; NEGLIGENT OR INTENTIONAL INTERFERENCE WITH CONTRACT OR PROSPECTIVE ECONOMIC ADVANTAGE; AND DEFAMATION.

               (ii) ANY AND ALL CLAIMS FOR VIOLATION OF ANY FEDERAL STATE OR MUNICIPAL STATUTE, INCLUDING, BUT NOT LIMITED TO, TITLE VII OF THE CIVIL RIGHTS ACT OF 1964, THE CIVIL RIGHTS ACT OF 1991, THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, THE AMERICANS WITH DISABILITIES ACT OF 1990, THE FAIR LABOR STANDARDS ACT, THE TEXAS COMMISSION ON HUMAN RIGHTS ACT, AND [TEXAS LABOR CODE SECTION 21, et seq;]

               (iii) ANY AND ALL CLAIMS ARISING OUT OF ANY OTHER LAWS AND REGULATIONS RELATING TO EMPLOYMENT OR EMPLOYMENT DISCRIMINATION.

     8.   No Oral Modification, Cancellation or Discharge. This Agreement may
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only be modified, amended, canceled or discharged in writing signed by Executive and the Company.

     9.   Withholding. The Company shall be entitled to withhold, or cause to be
          -----------
withheld; any amount of applicable withholding with respect to payments and/or compensation to Executive in connection with this Agreement and Executive's employment with the Company.

     10.  GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED
          -------------
IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

     11.  Effective Date. This Agreement is effective November 15, 1999.
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     12.  Acknowledgment. Executive agrees that he is not presently affected by
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a disability, which would prevent Executive from freely, knowingly and voluntarily executing this Agreement. Executive acknowledges that he has had the opportunity to review and revise this Agreement, has had sufficient time to, and has carefully read and fully understands all the provisions of this Agreement, and is knowingly and voluntarily entering into this Agreement.

                                      -7-



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     13. Expiration Date.  This offer of Agreement expires Friday, November 19,
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1999.


     IN WITNESS WHEREOF, the undersigned have executed this Agreement on the respective dates set forth below:


     APPLIED SCIENCE FICTION, INC.

     By:    /s/ [ILLEGIBLE]
           -----------------------

     Its:      PRESIDENT
           -----------------------

     Daniel Sullivan

     /s/ Daniel J. Sullivan
     ----------------------
     November 15, 1999

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